UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report: November 2, 2005
Date of earliest event reported: November 2, 2005
FULTON FINANCIAL CORPORATION
(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-10587	23-2195389

(State or other jurisdiction	Commission File No.	(IRS Employer Identification
of incorporation)		Number)

One Penn Square, P.O. Box 4887, Lancaster, PA		17604

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (717) 291-2411

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
     Pursuant to Regulation FD, information is being attached as an Exhibit to this Current Report with respect to a presentation to be made by R. Scott Smith, Jr., president and chief operating officer on November 2, 2005 at 3:30 p.m. eastern time. This presentation, which provides an overview of Fulton’s strategy and performance, will be made at the 2005 Ryan Beck Financial Institutions’ Investors Conference hosted by Ryan Beck. A live webcast of the presentation, which will include slides and audio, will be available via the Internet through Fulton Financial Corporation’s website at www.fult.com.
     The presentation may contain forward-looking statements about Fulton’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratio. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, Fulton’s success in merger and acquisition integration, and customer acceptance of Fulton’s products and services. Fulton undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
99.1	Investor Presentation Slides

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FULTON FINANCIAL CORPORATION
By:	/s/ Charles J. Nugent
Charles J. Nugent
Senior Executive Vice President and Chief Financial Officer

Date: November 2, 2005